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                                                                      Exhibit 99

     Proxy for Special Meeting of Shareholders of Mercantile Bank, National
                                  Association

     The undersigned hereby appoints ____________________ and _______________, or either of them, as proxies to vote all shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Shareholders of Mercantile Bank, National Association ("the Bank") to be held at 1:30 p.m., Brownsville, Texas time, on February 24, 1999 at 835 East Levee Street, Brownsville, Texas, or at any adjournment or postponement thereof, as follows, hereby revoking any proxy previously given:

     1. To approve the acquisition of the Bank by Wells Fargo & Company ("Wells Fargo") by a consolidation of the Bank (the "Consolidation") with an interim national bank pursuant to an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of October 28, 1998, by and among Mercantile Financial Enterprises, Inc. ("Mercantile"), the Bank, and Wells Fargo, and a related Agreement and Plan of Consolidation, (the "Consolidation Agreement"), all upon the terms and subject to the conditions set forth in the Reorganization Agreement and the Consolidation Agreement, copies of which are included as Appendices A and B in the accompanying Proxy Statement-Prospectus; and to authorize such further action by the Board of Directors and officers of the Bank as may be necessary or appropriate to carry out the intent and purposes of the Reorganization Agreement.

           FOR  [_]        AGAINST  [_]         ABSTAIN   [_]

     2. In the discretion of the persons appointed proxies hereby on such other matters as may properly come before the Special Meeting.

     Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" Proposal 1. If no direction is supplied, the proxy will be voted "FOR" Proposal 1.

                                  Dated: _________________________, 1999.


                                  _____________________________________________
                                  (Please sign exactly as name appears at left.)


                                  _____________________________________________
                                  (If stock is owned by more than one person, all owners should sign. Persons signing as executors administrators, trustees, or in similar capacities should so indicate.)


                    THIS PROXY IS SOLICITED ON BEHALF OF THE
          BOARD OF DIRECTORS OF MERCANTILE BANK, NATIONAL ASSOCIATION